SETTLEMENT AND

RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is made and entered into as of ____________________, by and between SANTA FE PETROLEUM INC., a Delaware corporation (the “Company”) and DENNIS GORMLEY, an individual (“Mr. Gormley”). The Company and Mr. Gormley are sometimes referred to herein individually as the “Party” or collectively as the “Parties.”

RECITALS

A.                  WHEREAS, Long Branch Petroleum LP, a Texas limited partnership (“Long Branch”) and Mr. Gormley entered into a Stock Purchase Agreement dated April 14, 2012 (the Stock Purchase Agreement”) pursuant to which Mr. Gormley purchased One Hundred Thousand (100,000) shares of the common stock of Santa Fe Operating, Inc., a wholly owned subsidiary of the Company (the “SFO Shares”), in exchange for Fifty Thousand Dollars ($50,000) (the “Investment”);

B.                  WHEREAS, Long Branch and Mr. Gormley entered into a Participation Agreement dated April 4, 2012 (the “Participation Agreement”) pursuant to which Mr. Gormley promised to enter into the Stock Purchase Agreement in exchange for the payment of a 50% return on the Investment (the “Long Branch Debt”);

C.                  WHEREAS, the Company and Long Branch entered into a LEASE ACQUISITION AGREEMENT (the “Lease Acquisition Agreement”) pursuant to which the Company promised to enter into certain promissory notes in exchange for the acquisition of certain mineral interest leases located in the State of Texas;

D.         WHEREAS, the Company and Mr. Gormley entered into an Unsecured Convertible Promissory Note (the “Note”) pursuant to which the Company promised to pay Mr. Gormley a total amount of Twenty Five Thousand Dollars ($25,000) (the “Santa Fe Payment”) in full satisfaction of the Long Branch Debt and as consideration for the termination of the Participation Agreement;

E.                  WHEREAS, as a result of negotiations by and between the Company and Mr. Gormley, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, the Company and Mr. Gormley wish to compromise, resolve, waive and release any and all possible past, present and future claims, known or unknown, by and between them as fully set forth herein which exist or may exist; and

F.                   WHEREAS, each Party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.                  Recitals. The foregoing recitals are true and correct and incorporated by reference herein.

B.               Consideration. As full consideration for entering into this Agreement, Mr. Gormley shall receive the Santa Fe Payment, in accordance with the terms and conditions of the Note.

C.               Termination of Participation Agreement. The Participation Agreement is hereby terminated, and neither Party shall have any rights or legal obligations thereunder unless otherwise set forth in this Agreement.

D.                  Mutual Release. At the time of the execution of this Agreement, then in such event:

a. Each Party, on behalf of himself or itself and his or its successors, officers, directors, administrators, representatives, insurers, agents and assigns hereby releases and forever discharges the remaining Parties, their predecessors, successors, parents, subsidiaries, and affiliates and all present and former officers, directors, partners, principals, employees, attorneys, insurers, agents and their respective administrators, representatives, spouses, heirs, agents and assigns from any and all claims, and causes of action alleged in the Recital and any other claim they have, whether currently known or unknown, foreseen or unseen, suspected or unsuspected.

b. It is understood and agreed that, except as provided herein and by the attached documents incorporated herein by reference, this Agreement shall constitute a broad general release by the Parties against the others and shall be effective as a full and final accord and satisfaction, and as a bar to all actions, causes of action, costs, expenses, claims for sanctions, attorneys' fees, and damages, including claims now pending in any action, indemnity or contribution by any Party, or their counsel, or any other claims or liabilities whatsoever, whether or not now known, suspected, claimed or concealed that are related to any action or claim. This general release includes but is not limited to any and all claims, causes of action, damages or accounts that now exist or may exist in the future arising out of any matters, agreements, omissions, representations made, money due, money paid, or any other relationship between the Parties at any time prior to the date hereof. It is the intention of all Parties to fully discharge and release the remaining Parties with respect to any and all matters, claims, causes of action, contracts or expenses arising from any matter. Each Party acknowledges that it is familiar with Section 1542 of the California Civil Code which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS

WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT

TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING

THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE

MATERIALLY AFFECTED HIS SETTLEMENT WITH THE

DEBTOR.

c. Except as provided for herein, the Parties expressly waive and relinquish any and all rights and benefits which it may have under, or which may be conferred upon him by the provisions of Section 1542 of the California Civil Code, as well as under any other similar state or federal statute or common law principle, to the fullest extent that they may lawfully waive such rights or benefits.

d. In connection with their waiver and relinquishment set forth in the previous paragraphs, the Parties acknowledge that he or it is aware that he or it may hereafter discover claims or facts in addition to or different from those which he, she or it now knows or believes to exist with respect to the subject matter of this Agreement, but it is his or its intention to fully, finally and forever settle and release all of the disputes and differences known or unknown, suspected or unsuspected which do now exist, may exist in the future or have ever existed between the Parties. In furtherance of such intention, the Parties agree that this Agreement shall remain in effect as a full and complete settlement.

E.              Authority to Execute. Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

F.                 Voluntary Agreement. The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

G.            Counterparts. This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied or electronic signature page by any signatory shall constitute an original for all purposes.

H.                 Governing Law. The execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to conflict of law principles.

I.                    Severability. In the event that any provision contained in this Agreement shall be (i) held by any court or arbitration tribunal to be unenforceable, illegal, void or contrary to public policy, or (ii) in conflict with any applicable statute, law, regulation or applicable collective bargaining agreement, then such provision shall be of no force or effect; provided, however, that in such event the provision of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum required, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

J.                   Ambiguity. Any rules of interpretation that ambiguities are to be construed against the drafting party shall not apply.

-THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK. PLEASE REFER TO THE FOLLOWING PAGE FOR SIGNATURE-

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

SANTA FE PETROLEUM, INC.

Dated: ___________________

By: ______________________

Name: Tom Griffin

Title: President and Chief Executive Officer

DENNIS GORMLEY

Dated: ____________________

By: ______________________

Name: Dennis Gormley